SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2011

HPC POS SYSTEM, CORP.

NEVADA	333-149188	26-0857573
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

c/o House of Mohan Corporation 6409 Lake Meadow Drive	22015
(Address of principal executive officers)	(Zip Code)

703-283-9736
(Registrant’s telephone number, including area code)

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     .     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     .     Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

     .     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     .     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 Other Events Item 8.01 Other Events.

A Convertible Promissory Note (the “Note”) was entered into between Gary B. Wolff and the Company on May 1, 2009, which Note was subsequently partially assigned by Gary B. Wolff to  KJC Consulting Inc. on May 3, 2011 in accordance with Unanimous Consent of Company’s directors and thereafter and in accordance with Debt Purchase Agreement dated May 3, 2011, a portion of the $50,000 indebtedness, $15,000 was purchased by KJC Consulting Inc. in exchange for 15,000,000 shares of the Company, which upon issuance, increased total Company outstanding shares from 174,350,000 to 189,350,000 and decreased Note to $13,600. See also Forms 8-K as filed November 10, 2009 and November 25, 2009 which decreased Note by $8,900 and $12,500 respectively.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are filed as part of this Current Report.

(d)

Exhibits

10.1

Convertible Promissory Note, dated May 1, 2009, as amended

10.2

Board of Directors Resolutions dated May 3, 2011

10.3

Debt Purchase Agreement dated May 3, 2011

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

May 3, 2011

HPC POS SYSTEM, CORP.

(Registrant)

/s/ Melvin C. Coles

By: MELVIN C. COLES, PRESIDENT

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